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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements No. 333-45547, 333-01951, 033-60051, 033-58329 and 033-58321 on Form S-8 and No.
333-67985 on Form S-3 of AmeriSource Health Corporation, of our report dated November 3, 1999, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation and subsidiaries included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 1999.




Philadelphia, Pennsylvania
December 22, 1999